Exhibit 4.11
AMENDMENT TO EQUITYHOLDERS’ AGREEMENT
     THIS AMENDMENT (this “Amendment”) of that certain Equityholders’ Agreement dated as of November 28, 2008 (the “Agreement”) is entered into as of December 8, 2010 (the “Effective Date”), by and among CLEARWIRE CORPORATION, a Delaware corporation (the “Company”), SPRINT HOLDCO, LLC, a Delaware limited liability company (“Sprint”), EAGLE RIVER HOLDINGS, LLC, a Washington limited liability company (“Eagle River”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A, a Delaware corporation (“Intel A”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008B, a Delaware corporation (“Intel B”), INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008C, a Delaware corporation (“Intel C”), INTEL CAPITAL CORPORATION, a Delaware corporation (“Intel Capital”), INTEL CAPITAL (CAYMAN) CORPORATION, a Cayman Islands corporation (“Intel Cayman”), MIDDLEFIELD VENTURES, INC., a Delaware corporation (“Middlefield”, and together with Intel A, Intel B, Intel C, Intel Capital and Intel Cayman, “Intel”), and COMCAST CORPORATION, a Pennsylvania corporation, in its capacity as the Strategic Investor Representative. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
RECITALS
     WHEREAS, the parties desire to amend Section 2.13 of the Agreement.
     NOW THEREFORE, the parties hereto agree as follows:
AGREEMENT
1. Amendment. Section 2.13 shall be amended by adding subsection (j) as follows:
          “(j) In addition to the foregoing rights, Sprint Nextel may unilaterally elect to take, and cause the Company to take, any of the actions specified in Section 2.13(d) at any time to the extent it determines in good faith such actions are reasonably necessary to eliminate or ameliorate any risk that a breach or default by the Company or any of its Subsidiaries under any Indebtedness of the Company or any of its Subsidiaries could trigger a cross-default or cross-acceleration under any Sprint Senior Debt Agreement. In such event, Sprint will be entitled to all rights to revoke its election and restore its rights as are set forth in Sections 2.13(e) and (f).”
2. Other Provisions. This Amendment shall be limited as written, nothing herein shall be deemed to constitute an amendment of any other term, provision or condition of the Agreement or prejudice any right or remedy that any party hereto may have or may in the future have under the Agreement or otherwise and, except as expressly set forth in Section 1 above and in the Waiver, dated as of May 13, 2010, among the parties hereto, all provisions of the Agreement shall remain in full force and effect. Without limiting the generality of the preceding sentence, except as specifically set forth above, nothing in this Amendment shall affect, or be deemed a waiver of, any Board or Equityholder approval provision in the Agreement.

3. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Amendment.
4. Confidential Information. This Amendment shall be deemed Confidential Information as defined in Section 4.7 of the Agreement.
5. Amendment/Assignment. This Amendment may only be amended by an instrument in writing signed on behalf of each of the parties hereto. No party may assign his or its rights or delegate his or its duties and obligations to be performed under this Amendment without the prior written consent of each of the other parties. Other than with respect to Sprint Nextel and the Strategic Investors, which are not signatories to this Amendment but which shall be third party beneficiaries of this Amendment, no other Person may exercise any right or enforce any obligation under this Amendment.
6. Agreement. This Amendment sets forth the entire understanding of the parties with respect to the subject matter contemplated hereby. This Amendment is binding on and will inure to the benefit of Sprint Nextel and all of the Equityholders as well as all other parties hereto and their respective successors and permitted assigns.
7. Notices. All notices and other communications required or permitted under this Amendment shall be made pursuant to Section 4.6 of the Agreement, except that any notices to TWC should be delivered to the following:
Time Warner Cable Inc.
60 Columbus Circle
New York, NY 10023
Attn.: General Counsel
Facsimile No.: (704) 973-6201
with a copy to (which shall not constitute notice):
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attn: Matthew W. Abbott
           Robert B. Schumer
Facsimile No.: (212) 757-3990
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of the date set forth in the first paragraph hereof.

CLEARWIRE CORPORATION
By:	/s/ Hope F. Cochran
	Name:	Hope F. Cochran
	Title:	Senior Vice President, Finance and Treasurer

[Signature Page to the Amendment to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation in its capacity as the Strategic Investor Representative]

SPRINT HOLDCO, LLC
By:	/s/ Charles R.Wunsch
	Name:	Charles R.Wunsch
	Title:	President

[Signature Page to the Amendment to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation in its capacity as the Strategic Investor Representative]

EAGLE RIVER HOLDINGS, LLC
By:	Eagle River Inc., its Manager

By:	/s/ Amit Mehta
	Name:	Amit Mehta
	Title:	Vice President

[Signature Page to the Amendment to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation in its capacity as the Strategic Investor Representative]

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008A	INTEL CAPITAL CORPORATION

/s/ Arvind Sodhani	/s/ Arvind Sodhani
Name: Arvind Sodhani	Name: Arvind Sodhani
Title: President	Title: President

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008B	INTEL CAPITAL (CAYMAN) CORPORATION

/s/ Arvind Sodhani	/s/ Arvind Sodhani
Name: Arvind Sodhani	Name: Arvind Sodhani
Title: President	Title: President

INTEL CAPITAL WIRELESS INVESTMENT CORPORATION 2008C	MIDDLEFIELD VENTURES, INC.

/s/ Arvind Sodhani	/s/ Arvind Sodhani
Name: Arvind Sodhani	Name: Arvind Sodhani
Title: President	Title: President

CLEARWIRE CORPORATION

/s/ Hope F. Cochran
Name: Hope F. Cochran
Title: Senior Vice President, Finance and Treasurer
[Signature Page to Amendment to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation in its capacity as the Strategic Investor Representative]

COMCAST CORPORATION, as the Strategic Investor Representative
By:	/s/ Michael J. Angelakis
	Name:	Michael J. Angelakis
	Title:	Senior Vice President, Chief Financial Officer

[Signature Page to the Amendment to the Equityholders’ Agreement by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., and Comcast Corporation in its capacity as the Strategic Investor Representative]